                                    EXHIBIT A
                              FORM OF REGISTRATION
                              RIGHTS AGREEMENT FOR
                              RULE 144A TRANSACTION

                          REGISTRATION RIGHTS AGREEMENT


                                  Dated as of o

                                      among

                       HUNTSMAN INTERNATIONAL HOLDINGS LLC

                                       and

                             THE INITIAL PURCHASERS

                                  named herein

                         ------------------------------

                                  $604,557,000

              8% SENIOR SUBORDINATED RESET DISCOUNT NOTES DUE 2009

                                TABLE OF CONTENTS

Definitions ............................       1

Exchange Offer Registration ............       4

Shelf Registration .....................       7

Additional Interest ....................       8

Registration Procedures ................      10

Registration Expenses ..................      17

Indemnification ........................      18

Rule 144 and Rule 144A .................      20

Miscellaneous ..........................      21


                          REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (the "AGREEMENT") is made and entered into as of o, by and among Huntsman International Holdings LLC (the "ISSUER"), a Delaware limited liability company, and the initial purchasers of the Notes (as defined below) whose signatures appear on the execution pages of this Agreement (the "INITIAL PURCHASERS").

     The parties hereby agree as follows:

1.   DEFINITIONS

     Capitalized terms used herein without definition shall have the respective meanings set forth in the Amended and Restated Indenture dated as of o, 2001 (as amended or supplemented from time to time, the "INDENTURE"), between the Issuer and Bank One, N.A., as trustee, pursuant to which the Notes (as defined below) are being issued, as amended or supplemented from time to time in accordance with the terms thereof. As used in this Agreement, the following terms shall have the following meanings:

     ACCRETED VALUE: Has the meaning given to such term in the Indenture.

     ADDITIONAL INTEREST: See Section 4(a).

     ADDITIONAL INTEREST PAYMENT DATE: See Section 4(b).

     ADVICE: See the last paragraph of Section 5.

     AGREEMENT: See the first introductory paragraph to this Agreement.

     APPLICABLE PERIOD: See Section 2(b).

     BUSINESS DAY: Any day other than a Saturday, Sunday or any day on which any or all of the commercial banks in New York City, the New York Stock Exchange or the SEC is authorized or required by law to close.

     DEMAND REGISTRATION RIGHTS AGREEMENT: The Registration Rights Agreement dated as of o (as amended or supplemented from time to time) between the Issuer and the holders named therein with respect to the Notes.

     EXCHANGE ACT: The Securities Exchange Act of 1934 as amended, and the rules and regulations of the SEC promulgated thereunder.

     EXCHANGE EFFECTIVENESS DATE: The 120th day after the Exchange Filing Date.

     EXCHANGE FILING DATE: See Section 2(a).

     EXCHANGE FILING DEADLINE: Such date that is 60 days after the sale of the Registrable Notes by the Initial Purchaser pursuant to Rule 144A as described in the 144A Notice or such date thereafter to which the Exchange Filing Deadline may be extended pursuant to Section 2(a) hereof.

     EXCHANGE NOTES: See Section 2(a).

     EXCHANGE OFFER REGISTRATION STATEMENT: See Section 2(a).

     HOLDERS: Any holder of a Note or a Registrable Note.

     INDEMNIFIED PERSON: See Section 7(c).

     INDEMNIFYING PERSON: See Section 7(c).

     INITIAL PURCHASERS: See the first introductory paragraph to this Agreement.

     INITIAL SHELF REGISTRATION: See Section 3(a).

     INDENTURE: See the first paragraph of Section 1.

     INSPECTORS: See Section 5(p).

     ISSUER: See the first introductory paragraph to this Agreement.

     INTEREST PERIOD: See Section 4(b).

     NASD: See Section 5(n).

     NOTES: The $604,557,000 aggregate principal amount at maturity of 8% Senior Subordinated Reset Discount Notes due 2009 of the Issuer issued pursuant to the Indenture and any Reset Notes (as defined in the Indenture) issued in exchange therefor.

     PARTICIPANT: See Section 7(a).

     PROSPECTUS: The prospectus included the Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Notes covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     REGISTRABLE NOTES: The Notes upon original issuance thereof and at all times subsequent thereto, until in the case of any such Note (i) a Registration Statement covering such Note has been declared effective and such Note has been disposed of in accordance with such effective Registration Statement, (ii) it is sold in compliance with, or may be sold without restriction pursuant to, Rule 144, (iii) it shall have been otherwise transferred and a new certificate for any such Note not bearing a legend restricting further transfer shall have been delivered by the Issuer, or (iv) it ceases to be outstanding.

     REGISTRATION STATEMENT: An Exchange Offer Registration Statement or a Shelf Registration Statement filed pursuant to this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Exchange Offer Registration Statement or Shelf Registration Statement.

     RULE 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC.

     RULE 144A: Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

     RULE 144A NOTICE: Has the meaning given to such term in the Demand Registration Rights Agreement.

     RULE 174: Rule 174 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     RULE 415: Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     SEC: The Securities and Exchange Commission.

     SECURITIES ACT: The Securities Act of 1933 as amended, and the rules and regulations of the SEC promulgated thereunder.

     SHELF EFFECTIVENESS DATE: The 120th day after the Shelf Filing Date or such date thereafter to which the Shelf Effectiveness Date may be extended pursuant to Section 2(a) hereof. For the purposes of calculating the Shelf Effectiveness Date, the Shelf Filing Date shall be deemed to be 45 days after the Issuer obtains knowledge of such changes in law or in currently prevailing interpretations of the SEC that do not permit the Issuer to effect the Exchange Offer Registration, as set forth in Section 2(c).

     SHELF EFFECTIVENESS PERIOD: See Section 3(a).

     SHELF FILING DATE: The 45th day after the date on which the Issuer sent the Shelf Notice or such date thereafter to which the Exchange Filing Deadline may be extended pursuant to Section 2(a) hereof.

     SHELF NOTICE: See Section 2(c).

     SUBSEQUENT SHELF REGISTRATION: See Section 3(b).

     TIA: The Trust Indenture Act of 1939, as amended.

     TRUSTEE: The trustee under the Indenture.

2.   EXCHANGE OFFER REGISTRATION

     (a) The Issuer shall file with the SEC, on or before the Exchange Filing Deadline, a Registration Statement (the "EXCHANGE OFFER REGISTRATION STATEMENT") on an appropriate registration form under the Securities Act with respect to a registered offer (the "EXCHANGE OFFER") to exchange any or all of the Registrable Notes for a like aggregate principal amount of notes of the Issuer that are identical in all material respects to the Notes, except that the Exchange Notes shall have been registered, contain no restrictive legend thereon and omit provisions relating to Additional Interest (the "EXCHANGE NOTES"), and which are entitled to the benefits of the Indenture or a trust indenture which is identical in all material respects to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with the TIA) and which, in either case, has been qualified under the TIA. The Exchange Offer shall comply with all applicable tender offer rules and regulations under the Exchange Act and other applicable law. The Issuer shall use its reasonable best efforts to: (x) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act as soon as practicable after the date on which it was filed (the "EXCHANGE FILING DATE"), but not later than the Exchange Effectiveness Date; (y) keep the Exchange Offer open for at least 20 Business Days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) consummate the Exchange Offer on or prior to the 60th day following the date on which the Exchange Offer Registration Statement is declared effective by the SEC. If, after the Exchange Offer Registration Statement is initially declared effective by the SEC, the Exchange Offer or the issuance of the Exchange Notes thereunder is prevented by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, the Exchange Offer Registration Statement shall be deemed not to have become effective for purposes of this Agreement. Notwithstanding anything to the contrary in this Agreement, at any time, the Issuer may delay the filing of any Registration Statement or delay or suspend the effectiveness thereof, for a reasonable period of time, but not in excess of an aggregate of 90 days in any consecutive twelve month period, if the Board of Managers of the Issuer determine in good faith that the filing of any such Registration Statement (or the effectiveness or continuing effectiveness thereof) would require the disclosure of non-public material information that, in the reasonable judgment of the Board of Managers of the Issuer, would be detrimental to the Issuer if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction.

     Each Holder that participates in the Exchange Offer will be required, as a condition to its participation in the Exchange Offer, to represent to the Issuer in writing (which may be contained in the applicable letter of transmittal) (i) that any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the Securities Act, (iii) that it is not an affiliate of the Issuer within the meaning of the Securities Act, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes, and (v) if such Holder is a Participating Broker-Dealer (as defined below) that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, that it will deliver a Prospectus in connection with any resale of such Exchange Notes.

     Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, MUTATIS MUTANDIS, solely with respect to Exchange Notes held by Participating Broker-Dealers, and the Issuer shall have no further obligation to register Registrable Notes. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement.

     (b) The Issuer shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled "PLAN OF DISTRIBUTION," which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer (a "PARTICIPATING BROKER-DEALER"), which have been publicly disseminated by the staff of the SEC. Such "Plan of Distribution" section shall also expressly permit, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent permitted by applicable policies and regulations of the SEC, all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Notes in compliance with the Securities Act.

     The Issuer shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Notes covered thereby; PROVIDED, HOWEVER, that such period shall not exceed 60 days after such Exchange Offer Registration Statement is declared effective (or such longer period if extended pursuant to the terms hereof) or such time as such broker-dealers no longer hold any Notes (the "APPLICABLE PERIOD").

     In connection with the Exchange Offer, the Issuer shall:

     (1) mail, or cause to be mailed, to each Holder entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

     (2) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

     (3) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

     (4) otherwise comply in all material respects with all applicable laws, rules and regulations.

     As soon as practicable after the close of the Exchange Offer, the Issuer, shall:

     (1) accept for exchange all Registrable Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer;

     (2) deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

     (3) cause the Trustee to authenticate and deliver promptly to each Holder Exchange Notes equal in principal amount to the Notes of such Holder so accepted for exchange.

     The Exchange Notes shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the TIA or is exempt from such qualification and shall provide that the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture.

     (c) If, because of any change in law or in currently prevailing interpretations of the staff of the SEC, the Issuer is not permitted to effect an Exchange Offer, then the Issuer shall (x) promptly deliver to the Holders and the Trustee written notice thereof (the "SHELF NOTICE") and (y) shall file a Shelf Registration pursuant to Section 3 hereof.

3.   SHELF REGISTRATION

     If at any time a Shelf Notice is delivered as required by Section 2(c) hereof, then:

     (a) SHELF REGISTRATION. The Issuer shall file, no later than the Shelf Filing Date, with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes not exchanged in the Exchange Offer (the "INITIAL SHELF REGISTRATION"). The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). No securities other than the Registrable Notes shall be included in the Initial Shelf Registration.

     The Issuer shall use its reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Shelf Effectiveness Date and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date which is 90 days from the Shelf Effectiveness Date (the "SHELF EFFECTIVENESS PERIOD"), or such shorter period ending when (i) all Registrable Notes covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or (ii) a Subsequent Shelf Registration covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration has been declared effective under the Securities Act; PROVIDED, HOWEVER, that the Effectiveness Period in respect of the Initial Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 and as otherwise provided herein. Notwithstanding anything to the contrary in this Agreement, at any time, the Issuer may delay the filing of any Registration Statement or delay or suspend the effectiveness thereof, for a reasonable period of time, but not in excess of an aggregate of 90 days in any consecutive twelve month period, if the Managers of the Issuer determine in good faith that the filing of any such Registration Statement or the continuing effectiveness thereof would require the disclosure of non-public material information that, in the reasonable judgment of the Managers of the Issuer, would be detrimental to the Issuer if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction.

     (b) SUBSEQUENT SHELF REGISTRATIONS. If the Initial Shelf Registration or any

Subsequent Shelf Registration ceases to be effective for any reason during the Shelf Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Issuer shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend the Initial Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration (each, a "SUBSEQUENT SHELF REGISTRATION"). If a Subsequent Shelf Registration is filed, the Issuer shall use its reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such Subsequent Shelf Registrations continuously effective for a period equal to the number of days in the Effectiveness Period Less the aggregate number of days during which the Initial Shelf Registration was previously continuously effective. As used herein the term "SHELF REGISTRATION" means the Initial Shelf Registration and any Subsequent Shelf Registration.

     (c) SUPPLEMENTS AND AMENDMENTS. The Issuer shall promptly supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act.


4.   ADDITIONAL INTEREST

     (a) The Issuer and the Initial Purchasers agree that the Holders of Registrable Notes will suffer damages if the Issuer fails to fulfill its obligations under Section 2 or Section 3 hereof (except as a result of the failure of the Initial Purchasers, Holders or any underwriters to fulfill their obligations hereunder) and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuer agrees to pay, as liquidated damages, additional interest on the Registrable Notes ("ADDITIONAL INTEREST") under the circumstances and to the extent set forth below (each of which shall be given independent effect):

          (i) if (A) the Exchange Offer Registration Statement has not been filed on or prior to the Exchange Filing Deadline or (B) the Company is required to file the Initial Shelf Registration Statement and such Initial Shelf Registration Statement has not been filed on or before the Shelf Filing Date, then commencing on the day after (x) the Exchange Filing Deadline in the case of clause (A), and (y) the Shelf Filing Date in the case of clause (B), Additional Interest shall be accrued on the Registrable Notes to be covered by such Registration Statement over and above the accrued interest at a rate of .25% per annum on the Accreted Value of such Registrable Notes for the first 90 days immediately following (a) the Exchange Filing Deadline in the case of clause (A), and (b) the Shelf Filing Date in the case of clause (B), such Additional Interest rate increasing by an additional .25% per annum on the Accreted Value of such Registrable Notes at the beginning of each subsequent 90-day period;

          (ii) if neither (A) the Exchange Offer Registration Statement nor (B) the Initial Shelf Registration Statement has been declared effective on or prior to (x) the Exchange Effectiveness Date in the case of (A) or (y) the Shelf Effectiveness Date in the case of (B), then commencing on the day after (a) the Exchange Effectiveness Date in the case of clause (A) and (b) the Shelf Effectiveness Date in the case of clause (B), Additional Interest shall be accrued on the Registrable Notes included in such Registration Statement over and above the accrued interest at a rate of .25% per annum on the Accreted Value of such Notes for the first 90 days immediately following the day after (X) the Exchange Effectiveness Date in the case of clause (A), and (Y) the Shelf Effectiveness Date in the case of clause (B), such Additional Interest rate increasing by an additional .25% per annum on the Accreted Value of such Registrable Notes at the beginning of each subsequent 90-day period; and

          (iii) if (A) the Issuer has not delivered Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 60 days after the date on which the Exchange Offer Registration Statement was declared effective or (B) any Registration Statement ceases to be effective at any time prior to (x) the time that the Exchange Offer is consummated in case of an Exchange Offer Registration Statement or (y) the expiration of the Shelf Effectiveness Period in the case of a Shelf Registration Statement, then Additional Interest shall be accrued on the Registrable Notes affected thereby over and above any other accrued interest at a rate of .25% per annum on the Accreted Value of such Notes for the first 90 days commencing on the (a) 60th day after such effective date, in the case of (A) above, or (b) the day the Registration Statement ceases to be effective in the case of (B) above, such Additional Interest rate increasing by an additional .25% per annum on the Accreted Value of such Registrable Notes at the beginning of each such subsequent 90-day period;

PROVIDED, HOWEVER, that the Additional Interest rate on any Note may not exceed at any one time in the aggregate 1.0% per annum on the Accreted Value of such Registrable Notes; PROVIDED, HOWEVER, that Additional Interest shall not accrue if the failure of the Issuer to comply with its obligations hereunder is a result of the failure of Holders, underwriters, initial purchasers or placement agents to fulfill their respective obligations hereunder; and PROVIDED, FURTHER, that (1) upon the filing of the Registration Statement (in the case of (i) above), (2) upon the effectiveness of the Registration Statement (in the case of
(ii) above), or (3) upon the exchange of Exchange Notes for all Registrable Notes validly tendered (in the case of (iii)(A) above), or upon the effectiveness of a substitute Exchange Offer Registration Statement or Subsequent Shelf Registration Statement, as the case may be (in the case of (iii)(B) above), Additional Interest on such Registrable Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

     (b) The Issuer shall notify the Trustee within one Business Day after each and every date on which an event occurs in respect of which Additional Interest is required to be paid. Any amounts of Additional Interest due pursuant to
Section 4(a) will accrue semi-annually on each July 1 and January 1 (each an "ADDITIONAL INTEREST PAYMENT DATE"), commencing with the first such date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined on the basis of a 360-day year comprised of twelve 30-day months.

     On any Additional Interest Payment Date, to the extent any Additional Interest shall have accrued during the period from the previous Additional Interest Payment Date (the "INTEREST PERIOD") due to the occurrence during such Interest Period of an event described in Section 4(a), the Issuer shall issue a note or notes to the Holders on the Interest Payment Date substantially in the form of Exhibit A to the Indenture. The Accreted Value of such notes shall be equal to the Additional Interest accrued during such Interest Period and shall otherwise have the same terms as the Notes.

5.   REGISTRATION PROCEDURES

     In connection with the obligations of the Issuer pursuant to Section 2 or
Section 3 hereof, the Issuer shall use its reasonable best efforts to cause a Registration Statement to become effective and remain effective as provided herein and, without limiting the generality of the foregoing, the Issuer shall use its reasonable best efforts to, as expeditiously as possible:

     (a) If such Registration Statement is being filed pursuant to Section 3 hereof or if a Prospectus contained in an Exchange Offer Registration Statement is required to be delivered by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, then before filing the Exchange Offer Registration Statement or Prospectus or any amendments or supplements thereto (not including documents that would be incorporated or deemed to be incorporated therein by reference), afford the Holders of the Registrable Notes covered by such Shelf Registration Statement and each such Participating Broker-Dealer, as the case may be, upon their written request, an opportunity to review, promptly, copies of all such documents proposed to be filed, and the Holders of the Registrable Notes covered by such Shelf Registration Statement and such Participating Broker-Dealers, as the case may be, shall have the opportunity to object to any information pertaining to such Persons and their plan of distribution that is contained therein and the Issuer will make the corrections reasonably requested by such Persons prior to filing any such Registration Statement, Prospectus or any amendment or supplement thereto; PROVIDED, HOWEVER, that the Issuer shall not be required to afford any such Person an opportunity to review a copy of (i) any such document that has not been materially changed from a copy of such document that such person was previously afforded an opportunity to review and (ii) any amendments or supplements to the Registration Statement or Prospectus which are made solely as a result of any filing by the Issuer of reports required to be filed pursuant to the Exchange Act.

     (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep each such Registration Statement continuously effective for the time periods prescribed hereby; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by such Prospectus.

     (c) If (i) a Shelf Registration Statement is filed pursuant to Section 3, or (ii) a Prospectus contained in the Exchange Offer Registration Statement is required to be delivered by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period from whom the Issuer has received written notice that it will be a Participating Broker-Dealer in the Exchange Offer, then notify the selling Holders of Registrable Notes, or each Participating Broker-Dealer, as the case may be, promptly (but in any event within two Business Days after becoming aware thereof) (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, as many conformed copies of such Registration Statement or post-effective amendment including financial statements and schedules including any documents incorporated or deemed to be incorporated by reference and exhibits), as they may reasonably request, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any preliminary Prospectus or the initiation of any proceedings for that purpose,
(iii) of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of the Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or with respect to the initiation or threatening of any proceeding for such purpose, (iv) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Issuer's reasonable determination that a post-effective amendment to such Registration Statement would be appropriate.

     (d) If (i) a Shelf Registration is filed pursuant to Section 3 or (ii) a Prospectus contained in the Exchange Offer Registration Statement is required to be delivered by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or Exchange Notes for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

     (e) If (i) a Shelf Registration is filed pursuant to Section 3 or (ii) a Prospectus contained in the Exchange Offer Registration Statement is required to be delivered by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each such Person who so requests and without charge, as many conformed copies of the Registration Statement and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, as they may reasonably request.

     (f) If (i) a Shelf Registration is filed pursuant to Section 3 or (ii) a Prospectus contained in the Exchange Offer Registration Statement is required to be delivered by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each such Person without charge, as many copies of each Prospectus (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuer hereby consents to the use of such Prospectus and each amendment or supplement thereto by each such selling Holders of Registrable Notes and each such Participating Broker-Dealer in connection with the sale of the Exchange Notes pursuant to such Prospectus and any amendment or supplement thereto.

     (g) Prior to any public offering of Registrable Notes pursuant to a Shelf Registration Statement or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its reasonable best efforts to register or qualify, and to cooperate with such Holders of Registrable Notes and each such Participating Broker-Dealer in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any such Holder or Participating Broker-Dealer may reasonably request in writing; PROVIDED that where Registrable Notes are offered other than through an underwritten offering, the Issuer agrees to cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(g); keep each such registration or qualification (or exemption therefrom) effective during the period the Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by the Participating Broker-Dealers or the Registrable Notes held by the Holders covered by the applicable Registration Statement; PROVIDED, HOWEVER, that the Issuer shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) become subject to taxation in any such jurisdiction where it is not then so subject.

     (h) If a Shelf Registration is filed pursuant to Section 3, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders of such Registrable Notes may request.

     (i) Use its reasonable best efforts to cause the Registrable Notes covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable selling Holders or the Participating Broker-Dealers, if any, to consummate the disposition of Registrable Notes, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Issuers will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

     (j) If (i) a Shelf Registration is filed pursuant to Section 3 or (ii) a Prospectus contained in the Exchange Offer Registration Statement is required to be delivered by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi), as promptly as practicable prepare and file with the SEC, at the expense of the Issuer, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (l) Use its reasonable best efforts to cause the Registrable Notes covered by a Registration Statement or the Exchange Notes to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount at maturity of Registrable Notes covered by the Registration Statement or the Exchange Notes, as the case may be, or the managing underwriters, if any.

     (m) Prior to the actual effective date of the Registration Statement, (i) provide the Trustee with printed certificates for the Registrable Notes covered by such Registration Statement in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Notes.

     (n) Cooperate with each selling Holder of Registrable Notes covered by a Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

     (o) In the event a Shelf Registration is filed, and if requested by Holders of a majority in aggregate principal amount at maturity of Registrable Notes covered by such Shelf Registration Statement, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Notes, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Issuer and its subsidiaries, and the Shelf Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Registrable Notes, and confirm the same if and when requested;
(ii) obtain opinions of counsel to the Issuer and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters; (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of any subsidiary the Issuer or of any business acquired by the Issuer for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt securities similar to the Registrable Notes; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the Participants than those set forth in Section 7(a) (or such other less favorable provisions and procedures acceptable to Holders of a majority in aggregate principal amount at maturity of Registrable Notes covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section; and (v) if required by the Holders party to the Demand Registration Rights Agreement pursuant to Section 5(o)(v) thereof, and subject to the limitations and qualifications set forth therein, assist with the marketing of the Registrable Notes included in the Registration Statement. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

     (p) If (i) a Shelf Registration Statement is filed pursuant to Section 3 hereof or (ii) a Prospectus contained in the Exchange Offer Registration Statement is required to be delivered by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Notes being sold, or a representative of the Participating Broker-Dealer and any attorney or accountant or other agent retained by any such representative of such Participating Broker-Dealer, as the case may be (collectively, the "INSPECTORS"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Issuer and its subsidiaries, and cause the officers, directors and employees of the Issuer and its subsidiaries to supply all information, in each case reasonably requested by any such Inspector in connection with the Registration Statement; PROVIDED, HOWEVER, that any information that is designated in writing by the Issuer, in good faith, as confidential at the time of delivery of such information, shall be kept confidential by such Inspector unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the opinion of counsel to such Inspector, is necessary to avoid or correct a misstatement or omission of a material fact in the Registration Statement, Prospectus or any supplement or post-effective amendment thereto or disclosure is otherwise required by law, (iii) disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement, or any transactions contemplated hereby or arising hereunder, or (iv) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector. Each selling Holder, each Participating Broker-Dealer and each other Inspector will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuer unless and until such is made generally available to the public. Each selling Holder, each Participating Broker-Dealer and each other Inspector will be required to further agree that it will, upon learning that disclosure of any such information is sought in a court of competent jurisdiction, give notice to the Issuer and allow the Issuer to undertake appropriate action to prevent disclosure of the information deemed confidential at their expense.

     (q) Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) to be qualified under the TIA not later than the effective date of the Registration Statement relating to such Registrable Notes; and in connection therewith, cooperate with the Trustee under any such indenture and the Holders of the Registrable Notes, to effect such changes to such indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

     (r) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any fiscal quarter (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Issuer after the effective date of the Exchange Offer Registration Statement, which statements cover said 12-month period.

     (s) If an Exchange Offer is to be consummated, upon delivery of the Registrable Notes by Holders to the Issuer (or to such other Person as directed by the Issuer) in exchange for the Exchange Notes, the Issuer shall mark, or caused to be marked, on such Registrable Notes that such Registrable Notes are being cancelled in exchange for the Exchange Notes; in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

     (t) Use its reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Registrable Notes covered by the Exchange Offer Registration Statement contemplated hereby.

     The Issuer may require each selling Holder of Registrable Notes as to which any registration is being effected to furnish to the Issuer such information regarding such selling Holder and the distribution of such Registrable Notes as the Issuer may, from time to time, reasonably request. The Issuer may exclude from such registration the Registrable Notes of any selling Holder so long as such selling Holder fails to furnish such information within a reasonable time after receiving such request. If the identity of a selling Holder of Registrable Notes is to be disclosed in the Registration Statement, such selling Holder shall be permitted to include all information regarding such selling Holder as it shall reasonably request.

     Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by its acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 5(c), will forthwith discontinue disposition of such Registrable Notes covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(c), or until it is advised in writing (the "ADVICE") by the Issuer that the use of the applicable Prospectus may be resumed. In the event the Issuer shall give any such notice, the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Notes covered by such Registration Statement or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, shall have received the copies of the supplemented or amended Prospectus contemplated by Section 5(c) or the Advice.

6.   REGISTRATION EXPENSES

     Except as provided below, all fees and expenses (including any underwriting discounts and commissions) incident to the performance of or compliance with this Agreement by the Issuer shall be borne by the Holders, and shall constitute a joint and several obligation of each of them, whether or not a Registration Statement is filed or becomes effective (except with respect to any particular Registration Statement where the Issuer failed to use its reasonable best efforts to fulfill its obligations under the first paragraph of Section 5 with respect to such Registration Statement), including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes and determination of the eligibility of the Registrable Notes for investment under the laws of such jurisdictions as provided in Section 5(h) hereof), (ii) the expenses relating to printing, word processing and distributing such Registration Statements, Offering Memoranda, Prospectuses, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement, (iii) fees and disbursements of counsel for the Holders and counsel for the underwriters, if any, (iv) reasonable fees and disbursements of any independent certified public accountants retained by the Holders for services in connection with this Agreement and in connection with the preparation of Registration Statements and Offering Memoranda required hereby (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (v) the reasonable fees and expenses of any special experts retained by the Issuer in connection with a Registration Statement or Offering Memorandum, (vi) the fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Schedule E to the By-laws of the NASD, (vii) 50% of any and all rating agency fees, (viii) any fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, (ix) any fees and disbursements of KPMG with respect to the historical financial information of the businesses acquired by the Issuer from Imperial Chemical Industries PLC and its affiliates, including without limitation any fees and disbursements resulting from the inclusion of such information in any disclosure document and any cold comfort or similar letter obtained with respect thereto and of any independent certified public accountants retained by a Holder and (x) all other fees and expenses of any Holder, underwriter, initial purchaser or placement agent, PROVIDED that the following expenses shall be borne by the Issuer: (A) any and all internal costs and expenses of the Issuer and any of its affiliates (other than ICI Finance plc and its affiliates), (B) fees and disbursements of any counsel retained by the Issuer and any of its affiliates (other than ICI Finance plc and its affiliates), (C) any and all fees and disbursements of any independent certified public accountants retained by the Issuer (other than any fees and disbursements of KPMG with respect to the historical financial information of the businesses acquired by the Issuer from Imperial Chemical Industries PLC and its affiliates, including without limitation any fees and disbursements resulting from the inclusion of such information in any disclosure document and any cold comfort or similar letter obtained with respect thereto), and (D) 50% of any and all rating agency fees.

7.   INDEMNIFICATION

     (a) The Issuer agrees to indemnify and hold harmless each Holder of Registrable Notes and each Participating Broker-Dealer selling Exchange Notes, the affiliates, officers, directors, representatives, employees and agents of each such Person, and each Person, if any, who controls any such Person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "PARTICIPANT"), from and against any and all losses, claims, damages, judgments, liabilities and reasonable expenses (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary Prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Issuer will not be liable for any untrue statement or omission or alleged untrue statement or omission in a Registration Statement or Prospectus that was (i) made by the Issuer in reliance upon and in conformity with information furnished to the Issuer by a Participant for use in such Registration Statement or Prospectus, or (ii) corrected by the Issuer in an amended or supplemented Registration Statement or Prospectus if the Person asserting any such loss, claim, damage or liability purchased Registrable Notes or Exchange Notes which are the subject thereof from such Participant in reliance upon such inaccurate Prospectus but was not sent or given a copy of the corrected Prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Notes or Exchange Notes, as the case may be, to such Person, unless such failure to deliver such corrected Prospectus (as amended or supplemented) was a result of noncompliance by the Issuer with Section 5 of this Agreement or (iii) contained in any Prospectus that the Participant delivered and was not permitted to use in accordance with the last paragraph of Section 5.

     (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Issuer, its affiliates, officers, directors, representatives, employees and agents of the Issuer and each Person who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent (but on a several, and not joint, basis) as the foregoing indemnity from the Issuer to each Participant, but only with reference to information relating to such Participant furnished to the Issuer in writing by such Participant expressly for use in the Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary Prospectus. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Registrable Notes or

Exchange Notes giving rise to such obligations.

     (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "INDEMNIFIED PERSON") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the fees and expenses actually incurred by such counsel related to such proceeding; PROVIDED, HOWEVER, that the failure to so notify the Indemnifying Person (i) shall not relieve it of any obligation or liability which it may have hereunder or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any material rights or defenses by the Indemnifying Person). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or separate but substantially similar related proceeding in the same jurisdiction arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Notes sold by all such Participants in the related registration and any such separate firm for the Issuer, its directors, its officers and such control Persons of the Issuer shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     (d) If the indemnification provided for in the first and second paragraphs of this

Section 7 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or such Participants or such other Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations appropriate under the circumstances.

     (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, judgments, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Notes or Exchange Notes, as the case may be, exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (f) The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

8.   RULE 144 AND RULE 144A

     The Issuer covenants and agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time the Issuer is not required to file such reports, such Issuer will, upon the request of any Holder or beneficial owner of Registrable Notes, make publicly available annual reports and such information, documents and other reports of the type specified in Sections 13 and 15(d) of the Exchange Act. The Issuer further covenants and agrees, for so long as any Registrable Notes remain outstanding, to make available to any Holder or beneficial owner of Registrable Notes in connection with any sale thereof and any prospective purchaser of such Registrable Notes from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Registrable Notes pursuant to Rule 144A.

9.   MISCELLANEOUS

     (a) NO INCONSISTENT AGREEMENTS. The Issuer has not, as of the date hereof, and the Issuer shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The Issuer has not entered and shall not, enter into any agreement with respect to any of its securities which will grant to any Person piggy-back rights with respect to a Registration Statement.

     (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of Holders of at least a majority of the then outstanding aggregate principal amount at maturity of Registrable Notes. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount at maturity of the Registrable Notes being sold by such Holders pursuant to such Registration Statement; PROVIDED that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

     (c) NOTICES. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

          (i) if to a Holder of the Registrable Notes, at the most current address given by such Holder to the Issuer in accordance with the provisions of this Section 9(c), with a copy in like manner to the Holders as follows:

                      [COMPANY]
                      [ADDRESS]
                      [CITY] [STATE]  [ZIP]

                      Facsimile No.: [________]
                      Attention:  Corporate Finance Department

     with a copy to:  o
                      Facsimile No.:  o
                      Attention:  o

          (ii) if to the Issuer at the address as follows:

                      Huntsman International Holdings LLC
                      c/o Huntsman Corporation
                      500 Huntsman Way
                      Salt Lake City, Utah 84108
                      Facsimile No.: (801) 584-5799
                      Attention: Corporate Secretary

     with a copy to:
                      Skadden, Arps, Slate, Meagher & Flom LLP
                      Four Times Square
                      New York, NY 10036
                      USA
                      Facsimile No: 001-212-735-2000
                      Attention: Phyllis G. Korff, Esq.

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

     (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and the Holders.

     (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (f) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     (h) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     (i) SECURITIES HELD BY THE ISSUER OR ITS AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Issuer or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     (j) BUSINESS DAY. If any date or deadline set forth in this Agreement shall fall on a day other than a Business Day, then such date or deadline shall be deemed to refer to the next succeeding Business Day thereafter.

                            (SIGNATURE PAGE FOLLOWS.)

                                   SIGNATURES


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        HUNTSMAN INTERNATIONAL HOLDINGS LLC

                                        By:
                                            -------------------------------
                                            Name:
                                            Title:



                                        INITIAL PURCHASERS

                                        By:
                                            -------------------------------
                                            Name:
                                            Title: